Exhibit 23.1

[LETTERHEAD OF DAVIDSON & COMPANY LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8  to be filed with the Securities and Exchange Commission pertaining to the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, 2005 stock option plan and 2002 stock option plan of our report dated March 26, 2010, with respect to the consolidated financial statements of NovaBay Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009 that was filed with the Securities and Exchange Commission on March 30, 2010.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Accountants

June 29, 2010